Exhibit 3.1

KPMG LLP Vaughan Metropolitan Centre 100 New Park Place Suite 1400 Vaughan, ON Canada L4K 0J3 Telephone (905) 265-5900 Fax (905) 265-6390 www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Constellation Software Inc.

We, KPMG LLP, consent to the use of our report dated March 29, 2023, on the consolidated financial statements of Constellation Software Inc. (the “Entity”), which comprise the consolidated statements of financial position as at December 31, 2022 and December 31, 2021, the related consolidated statements of income (loss), comprehensive income (loss), changes in equity and cash flows for each of the years then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies, which is included in Amendment No. 1 to the Registration Statement on Form F-7 dated August 24, 2023, of the Entity.

/s/ KPMG LLP
Chartered Professional Accountants, Licensed Public Accountants
August 24, 2023
Vaughan, Canada

KPMG LLP, an Ontario limited liability partnership and member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

KPMG Canada provides services to KPMG LLP.